UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 15, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 15, 2010, OMNI Energy Services Corp. (the “Company”) issued a press release announcing its results of operations for the year ended December 31, 2009 and guidance for the year ending December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On March 17, 2010, the Company issued a press release announcing that it is correcting its previously announced 2010 guidance as it relates to earnings per share on a fully diluted basis. As previously disclosed, on March 15, 2010, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing that the Company would be making a presentation to the investment community at the 22nd Annual Roth OC Growth Stock Conference in Dana Point, CA and to various investor groups in the area. The Company furnished the slides for the investor presentation as Exhibit 99.1 to the Form 8-K. In these investor presentation materials the Company provided guidance that the earnings per share on a fully diluted basis would range from $0.12 to $0.24, while in its March 15, 2010 earnings press release, the Company reported 2010 guidance as it relates to earnings per share on a fully diluted basis of a range from $0.14 to $0.16. The Company corrected this inconsistency and announced 2010 guidance for earnings per share on a fully diluted basis to a range of $0.09 to $0.21. All other aspects of the earnings press release are unaffected by this correction. A copy of the press release announcing the correction is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information disclosed in this Item 2.02, and the corresponding exhibits listed under Item 9.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended , or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

99.1	Press release dated March 15, 2010.

99.2	Press release dated March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: March 19, 2010
	By:	/S/ RONALD D. MOGEL
Ronald D. Mogel
Senior Vice President and Chief Financial Officer